EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-44547 and No. 33-82782) of Osteotech, Inc. of our report dated February 18, 2000, except as to certain information presented in Note 11 for which the date is March 6, 2000, appearing on F-2 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.

                                                      PricewaterhouseCoopers LLP




Florham Park, New Jersey
March 29, 2000

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